                                                                   Exhibit 10.16

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") made effective as of
December 1, 2004 by and between BioMimetic Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Dr. Samuel E. Lynch (the "Executive").

WHEREAS, the parties hereto have executed an employment agreement (the
"Employment Agreement") dated as of November 30, 2004;

WHEREAS, the parties realized that the Employment Agreement incorrectly reflected the intention of the parties with respect to vesting provisions of the option grant;

WHEREAS, the parties intend by this First Amendment to amend the option vesting provision improperly provided in the Employment Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the
Company and Executive hereby agree as follows:

     1. Amendment of Employment Agreement. Section 3(c) of the Employment
Agreement is hereby deleted and shall hereafter read as follows:

          (c) Stock Options. As set forth below, the Company will grant to the
     Executive options (the "Options") to acquire sixty-eight thousand (68,000)
     shares at an exercise price of $5.20 per share. The Option grants shall vest according to the following schedule: (i) one-half of the Option shares shall vest upon the Company's receipt of FDA approval of the periodontal
     PDGF product, provided that such approval has been received on or before
     May 15, 2008; and (ii) one-half of the Option shares shall vest upon the
     Company's receipt of CE regulatory approval in Europe, provided that such approval has been received on or before May 15, 2008; provided however, if not otherwise vested, the entire option shall vest on December 1, 2009.

          Such Option grant shall be made pursuant to an Incentive Stock Option
     Agreement ("ISO Agreement") between the Company and the Executive to the extent the Executive is eligible for incentive options under applicable tax laws and, with respect to any excess, or in the event the Executive is not eligible for incentive stock options, a Non-Qualified Stock Option
     Agreement ("NQSO Agreement") between the Company and the Executive. In all events each such Option shall be subject to the terms and conditions of the respective ISO Agreement or NQSO Agreement, as applicable, as well as the
     Company's 2001 Stock Option Plan, as the same may be amended from time to time.

     2. Validity of Employment Agreement. All provisions of the Employment
Agreement not herein amended shall continue to be in full force and effect.

     3. Miscellaneous. This Amendment, together with the Employment Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof, shall be

construed in accordance with the laws of the State of Tennessee and may only be amended by means of a writing executed by the parties hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                             EXECUTIVE

                                             /s/ Samuel E. Lynch
                                             -----------------------------------
                                             Dr. Samuel E. Lynch

                                             BIOMIMETIC PHARMACEUTICALS, INC.

                                             /s/ Gary D. Stevenson
                                             -----------------------------------
                                             Gary D. Stevenson, Chair of
                                             Compensation Committee of Board of
                                             Directors